Sub-Item 77 Q (1) - Copies of any new or amended investment advisory contracts


On September 17, 2007, Driehaus Mutual Funds and Driehaus
Capital Management LLC entered into a Letter Agreement amending the terms of the Investment Advisory Agreement dated September 25, 1996, as amended from time to time. A copy of the Letter Agreement is incorporated herein by reference to Exhibit 23(d)(vi) of Post-Effective Amendment
No. 36 to Registrant's Registration Statement on Form N-1A filed with the SEC on February 5, 2008.

On August 1, 2007, Driehaus International Opportunities
Fund, L.P., Driehaus Mutual Funds, on behalf of Driehaus
International Small Cap Growth Fund (the "Fund"), Driehaus
Capital Management (USVI) LLC, a Delaware limited liability company (the "General Partner"), and Driehaus Capital
Management LLC, a Delaware limited liability company (the
"Adviser") entered into an Agreement and Plan of Exchange.
A copy of the Agreement and Plan of Exchange is incorporated herein by reference to Exhibit (H)(XVI) of Post-Effective Amendment No. 35 to Registrant's
Registration Statement on Form N-1A filed with the SEC on September 7, 2007.